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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 27, 2001



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                                  BUY.COM INC.
             (Exact name of registrant as specified in its charter)

           Delaware                       000-29295              33-0816584
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
         incorporation)                                      Identification No.)

                     27 Brookline, Aliso Viejo, California         92656
                    (Address of principal executive offices)     (Zip Code)

                                 (949) 389-2000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

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Item 5.       OTHER EVENTS

     On November 27, 2001, Buy.com Inc. (the "Company"), issued a press release announcing the reacquisition of the Company by its founder, Scott Blum, through the completion of a merger of the Company with SB Merger Sub, Inc., a wholly owned subsidiary of SB Acquisition, Inc. According to the terms of the merger agreement, the stockholders of the Company are entitled to receive $0.17 for each issued and outstanding share of common stock.

     As a result of the merger, the Company's shares will no longer be traded on the Over-the-Counter Bulletin Board or any other securities exchange, and Buy.com will become a privately owned company.

Item 7.       EXHIBITS

Exhibit No.   Description
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   99.1       Press Release, dated November 27, 2001, announcing the completion of the acquisition of Buy.com Inc. by Scott A. Blum through the merger of SB Merger Sub with Buy.com.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BUY.COM INC.



                                    By:  /s/ Robert R. Price
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                                         Robert R. Price
Date: November 27, 2001                  President and Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit No.   Description
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   99.1       Press Release, dated November 27, 2001, announcing the completion of the acquisition of Buy.com Inc. by Scott A. Blum through the merger of SB Merger Sub with Buy.com.